Exhibit 10.23

AMENDMENT AGREEMENT No. 2

THIS AMENDMENT AGREEMENT No. 2 (this “Amendment”), dated as of December 19, 2016, is made among Corium International, Inc., a Delaware corporation (the “Borrower”), the Lenders listed on the signature pages hereof under the heading “LENDERS” (each a “Lender” and, collectively, the “Lenders”), and CRG Servicing LLC, as administrative agent for the Lenders (the “Agent”).

The Borrower and the Lenders are parties to that certain Amended and Restated Term Loan Agreement, dated as of November 14, 2014, as amended by that Amendment Agreement No. 1, dated as of November 11, 2015 (as further amended, amended and restated, modified or supplemented from time to time, the “Loan Agreement”).  The Lenders have appointed the Agent to act on their behalf as administrative agent with respect to the Loan Agreement.

The parties hereto desire to amend the Loan Agreement on the terms and subject to the conditions set forth herein.

Accordingly, the parties hereto agree as follows:

SECTION 1   Definitions; Interpretation.

(a)       Terms Defined in Loan Agreement.  All capitalized terms used in this Amendment (including in the recitals hereof) and not otherwise defined herein shall have the meanings assigned to them in the Loan Agreement.

(b)       Interpretation.  The rules of interpretation set forth in Section 1.03 of the Loan Agreement shall be applicable to this Amendment and are incorporated herein by this reference.

SECTION 2   Amendments.

Subject to Section 3, the Loan Agreement is hereby amended as follows:

(a)         Section 8.14(b) of the Loan Agreement is hereby amended and restated in its entirety as follows:

“(b)       Minimum Revenue. The Borrower shall have:

(i)     During the annual period ending on June 30, 2015, revenues equal to or exceeding $40,000,000 for such annual period;

(ii)    During the annual period ending on June 30, 2016, revenues equal to or exceeding $25,000,000 for such annual period;

(iii)   During the annual period ending on June 30, 2017, revenues equal to or exceeding $25,000,000 for such annual period;

(iv)    During the annual period ending on June 30, 2018, revenues equal to or exceeding $50,000,000 for such annual period;

(v)    During the annual period ending on June 30, 2019, revenues equal to or exceeding $60,000,000 for such annual period.”

(b)        Annex B of Exhibit E of the Loan Agreement is hereby replaced in its entirety by Annex B to Compliance Certificate attached hereto.

SECTION 3   Conditions of Effectiveness.

The effectiveness of Section 2 shall be subject to the following conditions precedent:

(a)       The Borrower, the Agent and all of the Lenders shall have duly executed and delivered this Amendment pursuant to Section 11.04 of the Loan Agreement.

(b)       The representations and warranties in Section 4 shall be true and correct on the date hereof and on the first date on which the condition set forth in Section 3(a) shall have been satisfied.

SECTION 4   Representations and Warranties; Reaffirmation.

(a)       The Borrower hereby represents and warrants to the Agent and each Lender as follows:

(i)     The Borrower has full power, authority and legal right to make and perform this Amendment.  This Amendment is within the Borrower’s corporate powers and has been duly authorized by all necessary corporate and, if required, by all necessary shareholder action.  This Amendment has been duly executed and delivered by the Borrower and constitutes legal, valid and binding obligations of the Borrower, enforceable against the Borrower in accordance with its terms, except as such enforceability may be limited by (a) bankruptcy, insolvency, reorganization, moratorium or similar laws of general applicability affecting the enforcement of creditors’ rights and (b) the application of general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law).  This Amendment (x) does not require any consent or approval of, registration or filing with, or any other action by, any Governmental Authority or any third party, except for such as have been obtained or made and are in full force and effect, (y) will not violate any applicable law or regulation or the charter, bylaws or other organizational documents of the Borrower and its Subsidiaries or any order of any Governmental Authority, other than any such violations that, individually or in the aggregate, could not reasonably be expected to have a Material Adverse Effect, (z) will not violate or result in an event of default under any material indenture, agreement or other instrument binding upon the Borrower and its Subsidiaries or assets, or give rise to a right thereunder to require any payment to be made by any such Person.

(ii)     No Default has occurred or is continuing or will result after giving effect to this Amendment.

(iii)     There has been no Material Adverse Effect since the date of the Loan Agreement.

(b)       The Borrower hereby ratifies, confirms, reaffirms, and acknowledges its obligations under the Loan Documents to which it is a party and agrees that the Loan Documents remain in full force and effect, undiminished by this Amendment, except as expressly provided herein.  By executing this Amendment, the Borrower acknowledges that it has read, consulted with its attorneys regarding, and understands, this Amendment.

(c)       The Agent and the Lenders signatory hereto hereby represent and warrant to the Borrower that (i) the parties listed on the signature pages hereof under the heading “LENDERS” constitute all the Lenders party to the Loan Agreement as of the date hereof, and collectively, hold greater than 50% of the Commitment (and Loans), and (ii) upon the due execution of this Amendment by the Agent and such Lenders, and the fulfilment of all other conditions precedent set forth under Section 3, this Amendment shall be effective pursuant to Section 11.05(c) of the Loan Agreement and shall constitute legal, valid and binding obligations of the Agent and the Lenders, enforceable against the Agent and such Lenders in accordance with its terms, except as such enforceability may be limited by (1) bankruptcy, insolvency, reorganization, moratorium or similar laws of general applicability affecting the enforcement of creditors’ rights and (2) the application of general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law).

SECTION 5   Governing Law; Submission To Jurisdiction; Waiver Of Jury Trial.

(a)       Governing Law.  This Amendment and the rights and obligations of the parties hereunder shall be governed by, and construed in accordance with, the law of the State of New York, without regard to principles of conflicts of laws that would result in the application of the laws of any other jurisdiction; provided that Section 5-1401 of the New York General Obligations Law shall apply.

(b)       Submission to Jurisdiction.  The Borrower agrees that any suit, action or proceeding with respect to this Amendment or any other Loan Document to which it is a party or any judgment entered by any court in respect thereof may be brought initially in the federal or state courts in Houston, Texas or in the courts of its own corporate domicile and irrevocably submits to the non-exclusive jurisdiction of each such court for the purpose of any such suit, action, proceeding or judgment.  This Section 5 is for the benefit of the Agent and the Lenders only and, as a result, neither Agent nor any Lender shall be prevented from taking proceedings in any other courts with jurisdiction.  To the extent allowed by applicable Laws, the Agent and the Lenders may take concurrent proceedings in any number of jurisdictions.

(c)       Waiver of Jury Trial.  The Borrower, the Agent and each Lender hereby irrevocably waives, to the fullest extent permitted by applicable law, any and all right to trial by jury in any suit, action or proceeding arising out of or relating to this Amendment, the other Loan Documents or the transactions contemplated hereby or thereby.

SECTION 6   Miscellaneous.

(a)        No Waiver.  Nothing contained herein shall be deemed to constitute a waiver of compliance with any term or condition contained in the Loan Agreement or any of the other Loan Documents or constitute a course of conduct or dealing among the parties.  Except as expressly stated herein, the Agent and the Lenders reserve all rights, privileges and remedies under the Loan Documents.  Except as amended hereby, the Loan Agreement and other Loan Documents remain unmodified and in full force and effect.  All references in the Loan Documents to the Loan Agreement shall be deemed to be references to the Loan Agreement as amended hereby.

(b)       Severability.  In case any provision of or obligation under this Amendment shall be invalid, illegal or unenforceable in any jurisdiction, the validity, legality and enforceability of the remaining provisions or obligations, or of such provision or obligation in any other jurisdiction, shall not in any way be affected or impaired thereby.

(c)       Headings.  Headings and captions used in this Amendment (including the Exhibits, Schedules and Annexes hereto, if any) are included for convenience of reference only and shall not be given any substantive effect.

(d)       Integration.  This Amendment constitutes a Loan Document and, together with the other Loan Documents, incorporates all negotiations of the parties hereto with respect to the subject matter hereof and is the final expression and agreement of the parties hereto with respect to the subject matter hereof.

(e)       Counterparts.  This Amendment may be executed in any number of counterparts, all of which taken together shall constitute one and the same instrument and any of the parties hereto may execute this Amendment by signing any such counterpart.

(f)       Controlling Provisions.  In the event of any inconsistencies between the provisions of this Amendment and the provisions of any other Loan Document, the provisions of this Amendment shall govern and prevail.  Except as expressly modified by this Amendment, the Loan Documents shall not be modified and shall remain in full force and effect.

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IN WITNESS WHEREOF, the parties hereto have duly executed this Amendment, as of the date first above written.

BORROWER

CORIUM INTERNATIONAL, INC.

By	/s/ Peter D. Staple
Name: Peter D. Staple
Title: President and CEO

[Signature Page to Amendment Agreement No. 2]

S-1

LENDERS

CAPITAL ROYALTY PARTNERS II L.P.
By: CAPITAL ROYALTY PARTNERS II GP
L.P., its General Partner

By: CAPITAL ROYALTY PARTNERS II
GP LLC, its General Partner

By:	/s/ Nathan Hukill
Name: Nathan Hukill
Title: Authorized Signatory

CAPITAL ROYALTY PARTNERS II (CAYMAN) L.P.
By: CAPITAL ROYALTY PARTNERS II
(CAYMAN) GP L.P., its General Partner
By: CAPITAL ROYALTY PARTNERS II
(CAYMAN) GP LLC, its General Partner

By:	/s/ Nathan Hukill
Name: Nathan Hukill
Title: Authorized Signatory

WITNESS:
/s/ Nicole Nesson
Name: Nicole Nesson

CRG ISSUER 2015-1
By: CRG SERVICING LLC, as Administrator

By:	/s/ Nathan Hukill
Name: Nathan Hukill
Title: President

ADMINISTRATIVE AGENT

CRG SERVICING LLC

By:	/s/ Nathan Hukill
Name: Nathan Hukill
Title: President

[Signature Page to Amendment Agreement No. 2]

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Annex B to Compliance Certificate

Calculations of Financial Covenant Compliance

I.	Section 8.14(a): Minimum Liquidity
A.

(Average Daily Liquidity) Average daily amount of unencumbered cash and Permitted Cash Equivalent Investments (which for greater certainty shall not include any undrawn credit lines), in each case, to the extent held in an account over which the Lenders have a first priority perfected security interest, subject to any Permitted Liens.

$__________
	Is line IA equal to or greater than $10,000,000?	[Yes: In compliance; No: Not in compliance]
	Was liquidity less than $10,000,000 for more than five (5) non-consecutive days during such fiscal quarters?	[No: In compliance; Yes: Not in compliance]
II.	Section 8.14(b): Minimum Revenue
A.	Section 8.14(b)(i): Revenues during the annual period ending on June 30, 2015:	$__________
	Is line IIA equal to or greater than $40,000,000?	[Yes: In compliance; No: Not in compliance]
B.	Section 8.14(b)(ii): Revenues during the annual period ending on June 30, 2016:	$__________
	Is line IIB equal to or greater than $25,000,000?	[Yes: In compliance; No: Not in compliance]
C.	Section 8.14(b)(iii): Revenues during the annual period ending on June 30, 2017:	$__________
	Is line IIC equal to or greater than $25,000,000?	[Yes: In compliance; No: Not in compliance]
D.	Section 8.14(b)(iv): Revenues during the annual period ending on June 30, 2018:	$__________
	Is line IID equal to or greater than $50,000,000?	[Yes: In compliance; No: Not in compliance]
E.	Section 8.14(b)(v): Revenues during the annual period ending on June 30, 2019:	$__________
	Is line IIE equal to or greater than $60,000,000?	[Yes: In compliance; No: Not in compliance]